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 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2012

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 9, 2012, Citigroup Inc. (the “Company”) or a subsidiary entered into letter agreements (each, an “Agreement”) with Vikram Pandit, former Chief Executive Officer of the Company, and with John Havens, former President and Chief Operating Officer of the Company and former Chief Executive Officer of the Company’s Institutional Clients Group. Since the time of their departure from these executive positions on October 15, 2012, Messrs. Pandit and Havens have remained employed and received their regular pre-existing base salary and benefits in accordance with the Company’s standard Employment Termination Notice and Nonsolicitation Policy (the “Policy”). Pursuant to the Agreements, Messrs. Pandit and Havens will separate from the Company and its subsidiaries and affiliates (“Citigroup”) on November 30, 2012 (the “Termination Date”), at which time they will receive a cash payment in lieu of the base salary required to be paid to them under the Policy for the remaining 29 days of their notice period. Messrs. Pandit and Havens are not entitled to any severance payments or special benefits or perquisites as a result of their departures from Citigroup under any employment or separation pay agreement, plan, program, practice or policy, including the Agreements.

Subject to the conditions set forth in the Agreements, the Board of Directors of the Company (the “Board”) has granted Messrs. Pandit and Havens $6,653,333 and $6,792,222 as incentive awards, respectively, for their significant contributions to Citigroup during 2012. The structure of the awards for service in 2012 is intended to be similar to the general structure of other annual incentive awards made to executive officers of the Company. The awards will be paid 40% in immediately available cash (subject to reduction for amounts required to be reimbursed to Citigroup for personal expenses where such expenses were incurred). The remaining 60% will be paid in deferred cash that will be delivered in four equal installments promptly following each of January 20, 2014, 2015, 2016 and 2017, consistent with the timing of Company’s general deferred cash award program, subject to clawbacks and provided that specified conditions described below are satisfied, as well as other terms and conditions of the awards. Specifically, undelivered portions of these awards to Messrs. Pandit and Havens may be cancelled in full if the former executive had significant responsibility for a material adverse outcome for Citigroup, as determined by the Personnel and Compensation Committee of the Board. These awards are also subject to Citigroup’s standard clawbacks applicable in the event of circumstances such as gross misconduct during employment or awards based on materially inaccurate financial statements. In addition, the awards are subject to the executives’ compliance with restrictive covenants set forth in the Agreements, their agreement to cooperate with Citigroup in connection with legal matters and investigations involving Citigroup, and their executing and not revoking an effective general release of claims in favor of Citigroup. Under the restrictive covenants, each of Messrs. Pandit and Havens has agreed that for a period of 12 months following the Termination Date, with certain exceptions, that (i) he will not (whether as an employee, director, consultant or principal) become affiliated or associated with 13 financial firms listed in the Agreements, (ii) he will not engage in conduct which, directly or indirectly, causes or attempts to cause any Citigroup employee to terminate his or her employment with Citigroup, and (iii) he will not solicit (or attempt to solicit), directly or indirectly, any client of Citigroup with whom he worked, or whom he learned of, at any time while employed by Citigroup to terminate its relationship with Citigroup or to divert business away from Citigroup.

Each of Messrs. Pandit and Havens will forfeit or continue to vest in awards previously granted to them, as required under the terms of those awards. Specifically, under the terms of the long-term performance retention awards granted to him in May 2011, Mr. Pandit will no longer have the opportunity to earn the profit sharing, unvested stock option, or deferred stock components of the retention award. Under the terms of the long-term performance retention awards granted to him in February 2011, Mr. Havens will no longer have the opportunity to earn the profit sharing component of his retention award and he will no longer have the right to vest in a portion of his stock option component; in addition, he will forfeit other awards.

Mr. Pandit will continue to vest in deferred stock and deferred cash incentive awards currently valued at approximately $8,825,000 that were awarded as part of the regular annual incentive awards for performance in 2011, subject to the applicable performance-based vesting conditions, clawback provisions, and other terms and conditions of the awards. Mr. Pandit will also have the right to exercise any stock options that vested before his separation from service, subject to applicable clawback provisions and other terms and conditions of the underlying awards. The exercise prices for the vested stock options are currently above the current market price of our common stock but, in accordance with their terms, the vested stock options will remain exercisable until January 2018 or May 2021, as applicable.

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Similarly, Mr. Havens will continue to vest in deferred stock and deferred cash incentive awards currently valued at approximately $8,725,000 that were awarded as part of the regular annual incentive awards for performance in 2011 and 2008, subject to the applicable performance-based vesting conditions, clawback provisions, and other terms and conditions of the awards. Mr. Havens will also have the right to exercise any stock options that vested on or prior to his separation from service, subject to applicable clawback provisions and other terms and conditions of the underlying awards. The exercise prices for the vested stock options are currently above the current market price of our common stock but, in accordance with their terms, the vested stock options will remain exercisable until February 2017 or January 2019, as applicable.

In connection with the foregoing, Michael E. O’Neill, Chairman of Citi’s Board of Directors, said, “Vikram and John made significant contributions to Citi during their five years of service. Vikram steered Citi through the financial crisis, realigned  its strategy, bolstered its risk management processes and returned it to profitability. John's focus on our institutional businesses increased our capabilities and helped steer our clients through volatile times.

“Based on the progress this year through the date of separation, the Board determined that an incentive award for their work in 2012 was appropriate and equitable. While Citi will also honor all past awards that they are legally entitled to, there are no severance payments. Awards to which they are not legally entitled have been forfeited. We remain grateful for their contributions and wish them well,” Mr. O’Neill concluded.

The Agreements are being filed as Exhibit 10.1 and 10.2 to this Report and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Letter Agreement, dated November 9, 2012, between Citigroup Inc. and Vikram Pandit
10.2	Letter Agreement, dated November 9, 2012, between Citigroup Global Markets Inc. and John Havens

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2012	CITIGROUP INC.
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number
10.1	Letter Agreement, dated November 9, 2012, between Citigroup Inc. and Vikram Pandit
10.2	Letter Agreement, dated November 9, 2012, between Citigroup Global Markets Inc. and John Havens

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